UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2025

EVENTBRITE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38658	14-1888467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 Third Street, 2nd Floor

San Francisco, California 94103

(Address of principal executive offices) (Zip Code)

(415) 692-7779

(Registrant’s telephone number, include area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EB	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on December 1, 2025, Eventbrite, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bending Spoons US Inc., a Delaware corporation (“Parent”) and a wholly owned subsidiary of Bending Spoons S.p.A., and Everest Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Compensatory Arrangements of Certain Officers

In connection with certain consequences of the Merger, certain employees of the Company (including the named executive officers and other executive officers) may become entitled to payments and benefits that may be treated as “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”, and the “Code”, respectively). To mitigate the potential impact of Section 280G and Section 4999 of the Code on the Company and its executive officers, among others, on December 18, 2025, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved the acceleration into December 2025 of the vesting and payments of certain equity awards that otherwise would have been payable to each of Julia Hartz, Anand Gandhi, Lisa Gorman and Ted Dworkin (collectively, the “Executives”) on or prior to the closing of the Merger, as described further below, subject to execution by each of the Executives of a 280G Mitigation Acknowledgement (“280G Acknowledgement”). The Compensation Committee further accelerated the vesting and payment of the annual cash bonus that would have otherwise been payable to the Executives in respect of the 2025 fiscal year of the Company, assuming a payout of 26.25% of target (the “Accelerated Bonuses”). These actions are intended to benefit the Company by preserving compensation-related corporate income tax deductions for the Company that otherwise might be disallowed through the operation of Section 280G and to mitigate or eliminate the amount of excise tax that may be payable by the Executives pursuant to Section 4999 of the Code in connection with Section 280G in certain circumstances.

In approving the accelerated vesting and payment of equity awards and bonuses, the Compensation Committee considered, among other things, the projected value of the compensation-related corporate income tax deductions that otherwise might be lost as a result of the effect of Section 280G and the benefits to the Company of reducing the potential tax burden on the Executives.

The approved acceleration consisted of accelerated vesting and settlement of certain outstanding performance- and time-based restricted stock units (“PSUs” and RSUs”, respectively) held by each Executive that would otherwise vest in or following fiscal year 2026 (the “Accelerated Units”). For those Accelerated Units that are performance-based restricted stock units, such Accelerated Units were accelerated at the target level of performance (or, with respect to any performance period that has been completed prior to the consummation of the Merger, actual performance in accordance with the applicable Accelerated Unit, if higher than target), as permitted under the Merger Agreement. The Compensation Committee further approved the Accelerated Bonuses. All Accelerated Units and the Accelerated Bonuses (the “Accelerated Payments”) will be reduced by applicable tax withholdings and are subject to the terms and conditions of the 280G Acknowledgement. To the extent the 2025 annual cash bonus pays out above 26.25% of target based on actual performance, the Executives will be eligible to receive the remainder of such bonus payout in 2026.

Specifically, the Compensation Committee approved for each Executive the following accelerated vesting:

•

For Ms. Hartz, a total of $131,250 and 2,782,923 shares, consisting of: (a) an Accelerated Bonus in the amount of $131,250; (b) 1,150,235 Accelerated Units that were RSUs; and (c) 1,632,688 Accelerated Units that were PSUs. The estimated value of Ms. Hartz’s Accelerated Units is $12,356,178, assuming a per share price of $4.44, such that the aggregate dollar value of her accelerated compensation in cash and shares is estimated to be $12,487,428.

•

For Mr. Gandhi, a total of $84,525 and 692,041 shares, consisting of: (a) an Accelerated Bonus in the amount of $84,525 and (b) 692,041 Accelerated Units that were RSUs. The estimated value of Mr. Gandhi’s Accelerated Units is $3,072,662, assuming a per share price of $4.44, such that the aggregate dollar value of his accelerated compensation in cash and shares is estimated to be $3,157,187.

•

For Ms. Gorman, a total of $53,419 and 158,415 shares, consisting of: (a) an Accelerated Bonus in the amount of $53,419 and (b) 158,415 Accelerated Units that were RSUs. The estimated value of Ms. Gorman’s Accelerated Units is $703,363, assuming a per share price of $4.44, such that the aggregate dollar value of her accelerated compensation in cash and shares is estimated to be $756,782.

•

For Mr. Dworkin, a total of $59,483 and 293,266 shares, consisting of: (a) an Accelerated Bonus in the amount of $59,483 and (b) 293,266 Accelerated Units that were RSUs. The estimated value of Mr. Dworkin’s Accelerated Units is $1,302,101, assuming a per share price of $4.44, such that the aggregate dollar value of his accelerated compensation in cash and shares is estimated to be $1,361,584.

In connection with the accelerated vesting and payments described above, on December 19, 2025, the Company and each Executive executed a 280G Acknowledgement providing that the Executive will repay to the Company the after-tax portion of the Accelerated Payments if an Executive’s employment with the Company and its subsidiaries terminates prior to the date on which the applicable portion of the Accelerated Payments would have vested and been paid to the Executive and such termination of employment would have otherwise resulted in the forfeiture of the applicable portion of the Accelerated Payments in accordance with the terms applicable to such Accelerated Payments prior to the mitigation actions described herein. The 280G Acknowledgement further provides that such repayment obligation will lapse upon the consummation of the Merger.

The description of the 280G Acknowledgement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Section 280G Mitigation Acknowledgement, a copy of which is filed as Exhibit 10.1 herewith and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Section 280G Mitigation Acknowledgement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2025

Eventbrite, Inc.

By:	/s/ Julia Hartz
Name:	Julia Hartz
Title:	Chief Executive Officer